                                                                   Exhibit 10.31

                               SECOND AMENDMENT TO
                             NOTE PURCHASE AGREEMENT


         THIS SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT is entered into as of June 25, 1998 among BETZDEARBORN INC., a Pennsylvania corporation (the "Company"), PUTNAM FIDUCIARY TRUST COMPANY ("Putnam"), in its capacity as successor Trustee (the "Trustee") of The BetzDearborn Inc. Employee Stock Ownership and 401(k) Trust (the "ESOT") of the BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan (the "Plan"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential").


                              W I T N E S S E T H:

         WHEREAS, the Company adopted the Betz Laboratories, Inc. Employee Stock Ownership Plan (the "Plan") effective January 1, 1989, changed the name of the Plan to the name shown above and most recently amended and restated the Plan effective January 1, 1994; and

         WHEREAS, pursuant to the Plan and effective January 1,1989 the Company entered into an Agreement of Trust with Mellon Bank, N.A. ("Mellon") as trustee ("Trustee"), thereby establishing the ESOT; and

         WHEREAS, as of June 19, 1989, the ESOT and the Company entered into a Note Purchase Agreement with Prudential whereby the ESOT sold and Prudential purchased $100,000,000 principal amount of the ESOT's Notes (guaranteed by the Company), all of which are still held by Prudential, which Note Purchase Agreement was amended by a First Amendment thereto as of June 25, 1996 (as so amended being herein called the "Note Agreement"); and

         WHEREAS, as of October 1, 1992, the Company removed Mellon as Trustee, appointed Putnam as successor Trustee and amended and restated the foregoing Agreement of Trust, retitling it as "Trust Agreement for Betz Laboratories Inc. Employee Stock Ownership and 401(k) Plan," and continued the ESOT with the successor Trustee; and

         WHEREAS, the parties hereto desire to amend certain provisions of the Note Agreement, as provided for herein.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Amendments to Note Agreement

         (a) Paragraph 6 of the Note Agreement is hereby deleted in its entirety, and the following is hereby inserted in lieu thereof:

         6. NEGATIVE COVENANTS. The provisions of this paragraph 6 shall remain in effect only so long as any Note shall remain outstanding.

         6A. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than an amount equal to the sum of (i) $295,000,000 plus (ii) an amount equal to 25% of Consolidated Net Income for each. fiscal quarter of the Company ending after June 30, 1997 and on or prior to the date of determination, in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any fiscal quarter of the Company) plus (iii) 50% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company), received by the Company from the issuance and sale after October 20, 1997 of any capital stock of the Company (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary of the Company or (y) which is required to be redeemed, or is redeemable at the option of the holder, at any time) or in connection with the conversion or exchange of any Debt of the Company into capital stock of the Company after June 30, 1997.


         6B. Mergers and Sales of Assets.

                  (a) The Company will not consolidate or merge with or into any other Person; provided that the Company may merge with another Person if (x) the Company is the corporation surviving such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing.

                  (b) The Company will not sell, lease or otherwise transfer, directly or indirectly, assets (exclusive of assets transferred in the ordinary course of business and any Permitted Receivables Disposition) if after giving effect to such transfer the aggregate book value of assets so transferred subsequent to October 20, 1997 would exceed 25% of Consolidated Assets as of the day preceding the date of such transfer.

         6C. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Mortgage upon any asset now owned or hereafter acquired by it, except:

                  (a) Mortgages existing on October 20, 1997 securing Debt outstanding on such date in an aggregate principal or face amount not exceeding $15,000,000;

                  (b) any Mortgage existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;


                  (c) any Mortgage on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Mortgage attaches to such asset concurrently with or within 90 days after the acquisition or completion of construction thereof;


                  (d) any Mortgage on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

                  (e) any Mortgage existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

                  (f) any Mortgage arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Mortgage permitted by any of the foregoing clauses of this paragraph, provided that the proceeds of such Debt are used solely for the foregoing purpose and to pay financing costs and such Debt is not secured by any additional assets;

                  (g) Mortgages arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;


                  (h) Mortgages on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Mortgages may at no time exceed $25,000,000;

                  (i) Mortgages for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith and as to which adequate reserves in accordance with generally accepted accounting principles have been established;


                  (j) Mechanics, materialmen's carrier's, warehousemen's or similar Mortgages for sums not yet due and owing or being contested in good faith and as to which adequate reserves in accordance with generally accepted accounting principles have been established;


                  (k) Mortgages created in connection with Permitted Securitization Transactions; provided that, except for the assets transferred pursuant to Permitted Receivables Dispositions made in connection with such Permitted Securitization Transactions, no such Mortgage may extend to any assets of the Company or any Subsidiary of the Company that is not a Bankruptcy Remote Subsidiary; and

                  (1) Mortgages not otherwise permitted by the foregoing clauses of this paragraph 6C securing Debt in an aggregate principal or f ace amount at any date not to exceed an amount equal to the excess of 10% of Consolidated Net Worth over the aggregate Value of Sale-Leaseback Transactions which would not have been permitted under paragraph 6F but for this clause (1).

         6D. Debt to Total Capital. The ratio of Consolidated Debt to Total Capital shall not exceed during any period set forth below the applicable ratio set forth below for such period. For purposes of this paragraph 6D Consolidated Debt shall exclude accreted discount on Bankers' Acceptances under the Credit Agreement in amounts not exceeding the amounts thereof as contemplated by the Credit Agreement as in effect on June 25, 1998.

               Period                                             Ratio
               ------                                             -----
June 25, 1998 - December 30, 1998                                   67%
December 31, 1998 - December 30, 1999                               63%
December 31, 1999 - December 30, 2000                               59%
December 31, 2000 and thereafter                                    55%


         6E. Debt of Subsidiaries. Total Debt of all Subsidiaries (excluding Debt (i) of a Subsidiary to the Company and (ii) of a Subsidiary to a wholly owned Subsidiary) will at no time exceed 30% of Total Capital. For purposes of this paragraph 6E any preferred stock of a Consolidated Subsidiary held by a Person other than the Company or a Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such Consolidated Subsidiary.

         6F. [This paragraph 6F has been intentionally left blank].


         6G. Sale-Leaseback Transactions. Neither the Company nor any of its Subsidiaries will engage in any Sale-Leaseback Transactions unless the Company or such Subsidiary would be entitled, pursuant to the provisions of paragraph 6C, to incur Debt with a principal amount equal to or exceeding the Value of such Sale-Leaseback Transaction secured by a Mortgage on the property to be leased (after giving similar effect to all other Sale-Leaseback Transactions in effect at such time). For purposes of this paragraph 6G and paragraph 6C(l), "Value" means, with respect to a Sale-Leaseback Transaction, at any time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale-Leaseback Transaction and (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of entering into such Sale-Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.


         6H. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchaser or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Company or such Subsidiary as could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock, from paying reasonable compensation to its directors and officers or from entering into other transactions that the Company determines are in its best interests and having a cost to such Person not in excess of $5,000,000.

         (b) Clause (iv) of paragraph 9A of the Note Agreement is hereby amended in its entirety to read as follows:


                  (iv) default in the performance, or breach, of any covenant of the Company or, in the event the Company Notes are not outstanding, the ESOT contained in paragraph 5 or 6 (other than a covenant a default in whose performance or whose breach is elsewhere in this paragraph 9A specifically dealt with), and (in the case of the covenants in paragraph 5 and in paragraph 6C) the continuance of such default or breach for a period of 30 days after the earlier of (x) knowledge thereof by the Company and (y) the date there shall have been given to the Company and the ESOT, by the holders of at least 25% in aggregate unpaid principal amount of the Notes at the time outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or


         (c) The following definitions set forth in paragraph 12A of the Note Agreement are hereby modified in their entirety so that such definitions, as so modified, shall read as follows:

         "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders, equity of the Company and its Consolidated Subsidiaries determined as of such date (other than any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise), excluding the effect thereon of foreign currency translation gains and losses arising after June 30, 1996.


         "CREDIT AGREEMENT" means the Credit Agreement, dated as of October 20, 1997, among the Company, BetzDearborn Canada Inc., the banks parties thereto and The Chase Manhattan Bank and The Chase Manhattan Bank of Canada as Administrative Agents.

         "PERMITTED SECURITIZATION TRANSACTION" means any receivables purchase or financing transaction pursuant to which the Company or a Subsidiary (including a Bankruptcy Remote Subsidiary) sells or grants a security interest in its accounts receivable or its Subsidiaries (and related rights and property as described in the definition of Permitted Receivables Disposition) or an undivided interest therein, provided that (i) the aggregate principal or invested amount outstanding at any one time under all such facilities shall not exceed $150,000,000 and (ii) the recourse of the purchaser or lender with respect to such transaction for losses resulting from an obligor's failure to pay a receivable due to credit problems is limited to such accounts receivable or an interest therein, and the collections thereof.


         "TOTAL CAPITAL" means, at any date, the sum of (x) Consolidated Debt plus (y) consolidated shareholders' equity of the Company and its Consolidated Subsidiaries (including for this purpose any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise), excluding the effect thereon of foreign currency translation gains and losses arising after June 30, 1996, in each case determined at such date.


2. Representations and Warranties of the Company

         The Company hereby incorporates the representations and warranties contained in Sections 4.01, 4.02 and 4.03 of the Credit Agreement (together with all related defined terms) as in effect on the date hereof by reference herein to the same extent as if set forth at length herein (the "Incorporated Provisions") and hereby makes such representations and warranties (to the knowledge of the Company, when applicable under the Credit Agreement) for the benefit of Prudential in connection with the execution and delivery of this Amendment; provided, that references in the Incorporated Provisions to "this Agreement" and "Notes" shall be taken as references to the Note Agreement as amended hereby and to the Notes outstanding thereunder. The Company represents and warrants to Prudential that no Default or Event of Default exists under the Note Agreement, both before and after giving effect to the provisions of this Amendment.



3. Effectiveness of Amendment

         This Amendment shall become effective upon the execution and delivery of a counterpart of this Amendment by all of the parties hereto.

4. Miscellaneous

         (a) Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Note Agreement.

         (b) On and after the effective date of this Amendment, each reference in the Note Agreement and the Notes shall mean and be a reference to the Note Agreement as amended by this Amendment.

         (c) The Note Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         (d) This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                      BETZDEARBORN INC. EMPLOYEE STOCK
                                      OWNERSHIP AND 401(K) TRUST
                                      ESTABLISHED BY THE BETZDEARBORN
                                      INC. EMPLOYEE STOCK OWNERSHIP AND
                                      401(K) PLAN

                                      By: PUTNAM FIDUCIARY TRUST COMPANY
                                          as Trustee

                                      By:
                                         ----------------------------------
                                         Title:

                                      BETZDEARBORN INC.

                                      By:
                                         ----------------------------------
                                         Title:

                                      THE PRUDENTIAL INSURANCE COMPANY
                                      OF AMERICA

                                      By:
                                         ----------------------------------
                                         Title: